As filed with the Securities and Exchange Commission on April 1, 2013

Registration No. 333-180565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT NO. 333-180565

UNDER

THE SECURITIES ACT OF 1933

SAVIENT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	13-3033811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Crossing Boulevard

Bridgewater, New Jersey 08807

(732) 418-9300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip K. Yachmetz, Esq.

Savient Pharmaceuticals, Inc.

400 Crossing Boulevard

Bridgewater, New Jersey 08807

(732) 418-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Graham Robinson, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, Massachusetts 02108

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of Savient Pharmaceuticals, Inc. (the “Company”) on Form S-3 (No. 333-180565) (the “Registration Statement”), which registered an unspecified amount of the Company’s common stock, including associated rights, preferred stock, debt securities and warrants to purchase any of the foregoing securities.

This Post-Effective Amendment is being filed, in accordance with an undertaking made by the Company in Part II of the Registration Statement, to remove from registration any and all securities of the Company registered but unsold under the Registration Statement as of the date hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bridgewater, state of New Jersey, on this 1st day of April, 2013.

SAVIENT PHARMACEUTICALS, INC.

BY:	/s/ Louis Ferrari
Louis Ferrari
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Ferrari	President and Chief Executive Officer, Director (Principal Executive Officer)	April 1, 2013
Louis Ferrari

/s/ John P. Hamill	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 1, 2013
John P. Hamill

/s/ David G. Gionco	Group Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	April 1, 2013
David G. Gionco

/s/ Ginger D. Constantine*	Director	April 1, 2013
Ginger D. Constantine, M.D.

/s/ Stephen O. Jaeger*	Chairman of the Board	April 1, 2013
Stephen O. Jaeger

Director
David Meeker, M.D.

/s/ David Y. Norton*	Director	April 1, 2013
David Y. Norton

Director
Robert G. Savage

/s/ Virgil Thompson*	Director	April 1, 2013
Virgil Thompson

*By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
Senior Vice President & General Counsel
Attorney-in-fact